UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2016 (March 14, 2016)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

As previously reported by Peekay Boutiques, Inc. (the "Company") in a current report filed with the Securities and Exchange Commission on February 26, 2016, the Company, the Company's subsidiaries, Christals Acquisition, LLC ("Parent"), Peekay Acquisition, LLC, each of the subsidiaries of Peekay Acquisition, LLC (collectively, the "Loan Parties") and certain of the Company's senior secured lenders (the "Consenting Term A Lenders") entered into the Forbearance and Ninth Amendment Agreement (the "Ninth Amendment"), which amends the financing agreement relating to the Company's senior secured debt.

Under the Ninth Amendment, among other things, the Loan Parties agreed (a) that on or before February 29, 2016, the Company would grant to the Consenting Term A Lenders warrants (the "Warrants") to purchase up to an aggregate of 2.5% of the common shares of the Company on a fully diluted basis and (b) to enter into a non-binding term sheet with respect to a Step Two Restructuring Transaction by March 15, 2016 (the "Step Two Restructuring Term Sheet"). A Step Two Restructuring Transaction is generally defined in the Ninth Amendment as an out-of-court restructuring on terms and conditions acceptable to the Consenting Term A Lenders or a pre-arranged Chapter 11 bankruptcy on terms and conditions acceptable to the Consenting Term A Lenders.

On March 14, 2016, counsel to the Consenting Term A Lenders confirmed by email correspondence on behalf of the Consenting Term A Lenders that the Consenting Term A Lenders agreed to a ten day extension of the deadline to grant the Warrants and enter into the Step Two Restructuring Term Sheet until March 24, 2016. This extension is conditioned on the agreement by the Company and the Loan Parties of the following conditions, which conditions were accepted by the Company and the other Loan Parties:

1.

The Company and its subsidiaries will not amend the compensation arrangements of their key employees, executives, officers and directors without the prior written consent of the Consenting Term A Lenders.

2.

Upon receipt of Indication of Interest letters or other communications from third parties with respect to a potential Step One Restructuring Transaction (as defined in the Ninth Amendment), all such communications will be promptly provided to the Consenting Term A Lenders and their counsel.

3.

In addition to the requirement in Section 3(e) of the Forbearance Agreement for periodic updates, the Consenting Term A Lenders may from time to time contact executives, officers and directors of the Company and its subsidiaries to discuss the business of the Company and its subsidiaries and their ongoing restructuring efforts.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: March 18, 2016	By:	/s/ Janet Mathews
Janet Mathews
Chief Financial Officer